EXHIBIT 23.2

                 CONSENT OF INDEPENDENT AUDITORS
                 -------------------------------

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 11, 1997, with respect to the 1996 and 1995 financial statements of Azle State Bank incorporated by reference from Independent Bankshares, Inc. Amendment No.1 on Form S-2 (File Nos. 333-60649 and 333-60649-01) as referenced in the Current Report on Form 8-K of Independent Bankshares, Inc. dated September 22, 1998.


Fort Worth, Texas               /s/ Ernst & Young LLP.
October 1, 1998